Exhibit 99.1

                               PRESS RELEASE
                REPORT OF EARNINGS AND DIVIDEND DECLARATION

                                                              March 5, 2010
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2009 and December 31, 2008, in thousands of dollars except per share amounts.

                                      Three Months Ended   Twelve Months Ended
                                          December 31,          December 31,
                                        2009       2008       2009       2008

Net sales                           $  959,285 $1,142,494 $3,601,308 $4,267,804


Net earnings attributable to
 Seaboard                           $   12,875 $   23,024 $   92,482 $  146,919

Net earnings per common share       $    10.41 $    18.55 $    74.74 $   118.19

Average number of shares outstanding 1,236,758  1,241,322  1,237,452  1,243,087


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investor-sec.aspx.

The Company today announced that the Board of Directors of the Company has declared a dividend of seventy-five cents ($0.75) per share on the common stock of the Company payable March 31, 2010 to stockholders of record at the close of business on March 19, 2010.